Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Avid Technology, Inc.:

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-118734) and Form S-8 (File Nos. 33-88318, 33-64126, 33-64128, 33-82478, 33-98692, 333-08821, 333-08823, 333-08825, 333-30367, 333-42569, 333-56631, 333-60181, 333-60183, 333-60191, 333-73321, 333-87539, 333-94167, 333-33674, 333-37952, 333-41760, 333-48338, 333-48340, 333-64016, 333-75470, 333-102772, 333-118704, 333-128320) of Avid Technology, Inc. of our report dated July 26, 2004, except as to note 15, which is as of August 25, 2004, and except for the reclassification of Steinberg Media Technologies GmbH and Team Sports Division as discontinued operations, as described in notes 1 and 12 as to which the date is June 7, 2005, with respect to the consolidated balance sheets of Pinnacle Systems, Inc. and subsidiaries as of June 30, 2004 and 2003, and the related consolidated statements of operations, shareholders’ equity and comprehensive loss, and cash flows for each of the years in the three-year period ended June 30, 2004, and our report on the related financial statement schedule, which are incorporated by reference into this current report on Form 8-K of Avid Technology, Inc.

Our report refers to a change in accounting for goodwill and other intangible assets effective July 1, 2002.

/s/ KPMG LLP

Mountain View, California
October 25, 2005